                                                                   EXHIBIT 10.11

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease"),made as of the 9th day of April, 1999, by and between IRET PROPERTIES, a North Dakota limited partnership (hereinafter called "Landlord") and AMERITRADE HOLDING CORPORATION, a Delaware corporation (hereinafter called "Tenant");

                            ARTICLE I. - BASIC TERMS

1.01 Basic Terms

     (A)  Address of Landlord: IRET Properties
                               12 South Main
                               Minot, North Dakota 58701

     or such other address as may from time to time be designated by Landlord in writing.

     (B)  Address of Tenant:   Ameritrade Holding Corporation
                               4211 South 102nd Street
                               Omaha, Nebraska 68127

     or such other address as may from time to time be designated by Tenant in writing.

     (C) Premises: The real property which is legally described on Exhibit "A" attached hereto, together with Building thereon.

     (D)  Building: The building now located on the Premises.

     (E) Lease Term: The period of time commencing on the date hereof (the "Commencement Date") and expiring on April 30, 2019 (the "Lease Term"). "Lease Year" shall be any twelve month period commencing on May 1, 1999 or any anniversary thereof and ending on April 30 of the next succeeding year thereafter.

     (F) Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease are collectively referred to herein as "Rent". All sums, moneys or payments required to be paid by Tenant to Landlord other than Base Rent are sometimes herein referred to as "Additional Rent."

     (G) Base Rent: The Base Rent during the Lease Term shall be the annual rental as provided in the Rent Schedule set forth on Exhibit "B" attached hereto and incorporated herein by this reference, which such amount is payable in equal monthly installments.

     (H) Permitted Uses: For the purpose of an office building and other lawful purposes.

     (I) Exhibits:  A. Legal Description of Premises
                    B. Rent Schedule

1.02 Effect of Reference to Basic Terms: Each reference in this Lease to any of the Basic Terms contained in Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01.

                       ARTICLE II. - GRANT AND LEASE TERM

2.01 Grant. In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises described in Section 1.01(C).

2.02 Lease Term. Tenant shall have and hold the Premises for and during the Lease Term described in Section 1.01(E), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

                              ARTICLE III. - RENT

3.01 Base Rent. Except as otherwise provided in this Lease, Tenant covenants to pay to Landlord without notice, deduction, set-off or abatement the Base Rent in lawful money of the United States in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis, it being acknowledged by Landlord that Tenant has paid Rent for the month of April, 1999. Rent shall be payable to Landlord at Landlord's address shown at Section 1.01(A) above or such other place as Landlord may designate from time to time in writing.

3.02 Real Estate Taxes. During the Lease Term, including any extensions or holding over, Landlord shall pay the amount of all Real Estate Taxes when due. "Real Estate Taxes" shall mean: (a) all ad valorem real estate taxes, assessments, levies, impositions or charges on the Premises (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties, (b) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (c) any special assessments for benefits on or to the Premises in annual installments by Landlord, (d) occupational taxes or excise taxes levied on rentals derived from the operation of the Premises or the privilege of leasing property, and (e) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be allocable to the period of the item contested, protested or negotiated only if there is a reduction. The provisions of this
Section 3.02 are subject to the provisions of Sections 23.01 and 23.02.

3.03 PAYMENT OF ADDITIONAL RENT. Any Additional Rent payable by Tenant under this Lease shall be due and payable thirty (30) days after billing by Landlord.

3.04 SERVICE CHARGE. Tenant's failure to make any monetary payment required of Tenant hereunder within fifteen (15) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due. In addition, any sum not paid within thirty
(30) days of the due date therefor shall bear interest at an annual rate equal to the lesser of (i) two percentage points above the reference rate published from time to time by U.S. Bancorp (or its successors), or if U.S. Bancorp (or its successors) discontinues publishing such a rate, two percentage points in excess of the published prime rate or other equivalent reference rate of interest of a major commercial bank reasonably designated by Landlord, or (ii) the maximum contract interest rate permitted by applicable law (the "Interest Rate").

                     ARTICLE IV. - USE: HAZARDOUS MATERIALS

4.01 HAZARDOUS MATERIALS.

     (A)  The following terms used in this Section are defined as follows:

          (1) "Environmental Laws" means any and all federal, state and local laws, regulations, ordinances, codes, standards or criteria, orders or decrees of any jurisdiction where the Premises are located pertaining to the pollution of or protection of the environment as now or at any time hereafter in effect including but not limited to those related to the air, water, noise, odor, pesticides, land, soil, hazardous or toxic substances and wastes and specifically including, but not limited to, the Comprehensive Environmental Response and Liability Act ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, ("RCRA"), 42 U.S.C. Section 6901 et seq., Clean Air Act, 42 U.S.C. Section 7401 et. seq., as amended, Clean Water Act, 33 U.S.C. Section 1251 et. seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as all of the same are amended from time to time.

          (2) "Regulated Substances" means any toxic, radioactive or hazardous substance or waste, pollutant or contaminant including but not limited to asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and the various constituents of such products, and any substance or material whose generation, storage, treatment, handling, release or disposal is regulated by Environmental Laws.

     (B) Tenant will comply with all Environmental Laws. If any Regulated Substance is now on the Premises or is brought or caused to be brought into or onto the Premises during the Term, Tenant shall handle any such substances in compliance with Environmental Laws. Tenant shall submit to Landlord, if requested, copies of its approved hazardous materials communication plan, OSHA monitoring plan, and any permits required by Environmental Laws, if Tenant is required to prepare, file or obtain any such plans or permits. Tenant will defend, indemnify and hold Landlord its directors, officers, employees, agents, successors and assigns, (hereinafter collectively referred to as the "Indemnitees") harmless from any losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees) which Landlord may suffer or incur as a result of the presence or introduction into or onto the Premises of any Regulated Substance or as a result of the violation of any Environmental Laws during the Term by Tenant or any agent, assignee, subtenant or invitee of Tenant. This Section shall survive the expiration or sooner termination of this Lease.


                        ARTICLE V. - LAWS AND ORDINANCES

5.01 Compliance With Laws and Ordinances. Tenant covenants throughout the Lease Term, at Tenant's sole cost and expense, to comply with all laws (including without limitation the provisions of Title III of the Americans with Disabilities Act of 1990 and the rules promulgated thereunder) and ordinances an the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises. Tenant will also observe and comply with the requirements of all policies of commercial liability, property and other insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment therein.

5.02 Tenants Right to Contest. Tenant shall have the right to contest by appropriate legal proceedings without cost or expense to Landlord, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, and if, by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be held in abeyance without subjecting Tenant or Landlord to any liability for failure so to comply therewith, Tenant may postpone compliance therewith until the final determination of any such proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

5.03 Licenses and Permits. During the Lease Term, Tenant shall obtain any necessary licenses or permits(including any requisite certificate of occupancy)to conduct or operate its business in and upon the Premises which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such license or permit. Tenant shall renew any such licenses or permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant covenants during the Lease Term to conduct or operate only the business for which it is licensed and in the event of a change in the nature of its business or operation to obtain any necessary new or additional licenses or permits. Tenant shall at its sole cost and expense comply with all requirements and perform all necessary actions required under such rules, codes, statutes or ordinances for the issuance of such permits or licenses.

                      ARTICLE VI. - UTILITIES AND SERVICES

6.01 Landlord's Responsibility. Landlord shall timely pay for all charges for electricity, gas, water, fuel, sewer charges, telephone, fire and security alarm systems, trash hauling, snow removal, landscaping and lawn care, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided, and to indemnify, defend and hold Tenant harmless against any liability or damages on such account. The provisions of this Section 6.01 are subject to the provisions of Sections 23.01 and 23.02. If Tenant shall opt to perform these obligations under Section 23.01, Tenant may contract in its own name for such purposes.

                         ARTICLE VII. - QUIET ENJOYMENT

7.01 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing and observing the covenants, agreements and conditions herein imposed on Tenant, shall peaceably and quietly hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.

                   ARTICLE VIII. - ASSIGNMENT AND SUBLETTING

8.01 General Prohibition. Except as specifically provided in this Article VIII, Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any assignment or subletting and except as otherwise provided below, Tenant shall remain fully-liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof.

8.02 Sale of Business. Notwithstanding the provisions of Section 8.01, Landlord agrees that no consent shall be required to an assignment of this Lease to any person or entity which purchases substantially all of Tenant's assets provided that:

     (A) Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof, unless the assignee has a net worth at least equal to the net worth of Tenant immediately prior to the effective date of such assignment; and

     (B) Landlord shall promptly be notified of such assignment and the assignee shall assume in writing all of the obligations of Tenant arising after the effective date of such assignment.

8.03 Affiliate Transfers. Notwithstanding the provisions of Section 8.01, Landlord agrees that no consent shall be required for Tenant to assign this Lease or sublet all or any portion of the Premises to an affiliate or subsidiary of Tenant, provided, however, that Ameritrade Holding Corporation shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof.

                      ARTICLE IX - DAMAGE OR DESTRUCTION

9.01 Landlord. If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition (an "Occurrence"), Landlord, at its sole expenses, shall restore the Premises or the Building, as the case may be, to substantially the same condition as before the Occurrence, provided, however, (i) Landlord shall not be required to spend more than the insurance proceeds received for such purpose, and (ii) if the Occurrence occurs within the last five (5) years of the Lease Term and renders the Premises or Building substantially untenantable, Landlord may, by written notice to Tenant given within sixty (60) days after the Occurrence, elect not to restore same and terminate this Lease as of the date of the Occurrence.

9.02 Termination by Tenant. If as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable, Tenant shall have the right to terminate this Lease within ninety (90) days after the Occurrence unless Landlord's contractor estimates in writing that the Premises can reasonably be expected to be restored within one hundred eighty
(180) days after the Occurrence. If (i) Landlord does not terminate this Lease pursuant to Section 9.01, (ii) Tenant does not terminate this Lease pursuant to the immediately preceding sentence, and (iii) Landlord fails within one hundred eighty (180) days after the Occurrence to the eliminate substantial interference with Tenant's use of the Premises or substantially to restore the same, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after the expiration of such one hundred eighty (180) day period, unless Landlord is then pursuing such restoration with reasonable diligence (having due regard for, and subject always to, reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control, i.e. force majeure). If despite Landlord's reasonable diligence, Landlord fails to eliminate substantial interference with Tenant's use of the Premises or substantially to restore the same within two hundred seventy (270) days after the Occurrence, Tenant may terminate this Lease as of the end of said two hundred seventy (270) day period by giving notice to Landlord not later than thirty (30) days after the expiration of said two hundred seventy (270) day period. In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

9.03 Restoration by Landlord. If this Lease is not terminated as provided in either Section 9.01 or 9.02, and if the Premises are made partially or wholly untenantable, Landlord shall restore the same with reasonable promptness to the condition in which they were in immediately prior to the Occurrence at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant after the commencement of the Lease Term, including, but not limited to, any subsequent changes, alterations or additions made by Tenant.

9.04 Rent Abatement. If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially untenantable and, if this Lease has not been terminated as above provided, all Rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy.

                         ARTICLE X - LANDLORD'S RIGHTS

10.01 Landlord Reserves the Following Rights.

      (A) To exhibit the Premises to others after notice to Tenant (which notice need not be in writing) at any reasonable time so long as Landlord does not disrupt Tenant's operations and to display "For Lease" signs on the Premises during the last six (6) months of the Lease Term; and

      (B) To take any and all reasonable measures, including making inspections, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the operation, safety, protection or preservation of the Premises or the Building or of Landlord's interest therein.

Landlord may enter upon the Premises at any reasonable time after giving reasonable notice to Tenant (except in the case of an emergency) and, if requested by Tenant, accompanied by representative of Tenant for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

                           ARTICLE XI - HOLDING OVER

11.01 In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a tenant at sufferance and shall pay rent for such occupancy at the rate of 110% of the last-current Base Rent, prorated for the entire holdover period, plus reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over. Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute Tenant a month-to-month tenant.

                     ARTICLE XII - SIGNS AND ADVERTISEMENTS

12.01 Tenant shall be permitted to place upon the Premises or the Building any signs, billboards or advertisements it deems appropriate, provided, however, such signs, billboards or advertisements comply with all applicable laws, ordinances, regulations and restrictions of record.

          ARTICLE XIII - MORTGAGE AND TRANSFER; ESTOPPEL CERTIFICATES

13.01 Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Premises, the Building, this Lease, and all or any part of the rights now or hereafter existing and all Rent payable to Landlord under provisions hereof.

13.02 Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated, (iii) the last date of payment of the Base Rate and other charges and the time period covered by such payment; (iv) that to the best of Tenant's knowledge, Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why), and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord with such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, notice of which shall be provided to Tenant in Landlord's written request made to Tenant hereunder; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord, notice of which shall be provided to Tenant in Landlord's written request made to Tenant hereunder; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

13.03 Upon Tenant's written request, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that to the best of Landlord's knowledge, Tenant is not in default under this Lease (or, if Tenant is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Tenant or any party who desires to acquire Tenant or substantially all of the assets of Tenant or any party that has been asked to extend financial accommodations for the benefit of Tenant. Any such statement by Landlord may be given by Tenant to any such prospective purchaser or lender. Such purchaser or lender may rely conclusively upon such statement as true and correct. If Landlord does not deliver such statement to Tenant within such ten (10) day period, Tenant, and any such prospective purchaser or lender, may conclusively presume and rely upon the following facts; (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Tenant, notice of which shall be provided to Tenant in Landlord's written request made to Tenant hereunder; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Tenant, notice of which shall be provided to Tenant in Landlord's written request made to Tenant hereunder; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and
(iv) that Tenant is not in default under this Lease. In such event, Landlord shall be estopped from denying the truth of such facts.

                          ARTICLE XIV - EMINENT DOMAIN

14.01 If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Lease Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim against Landlord for the value of any unexpired Lease Term. For purposes of this Section, "substantial part thereof as reasonably renders the remainder unfit for the intended uses" shall mean either (i) twenty percent (20%) or more of the parking facilities located on the Premises or (ii) ten percent (10%) or more of the Building. Notwithstanding anything to the contrary herein, the Lease shall not terminate if Landlord is willing and able to substantially replace the portion of the Premises so taken (or substantial or functional equivalent) to the satisfaction of Tenant, which shall not be unreasonably withheld, conditioned or delayed. If any condemnation proceedings shall be instituted in which it is sought to take any part of the Building or to change the grade of any street or alley adjacent to the Building and such taking or change of grade makes it necessary or desirable to substantially remodel the Building, Landlord shall have the right to terminate this Lease after having given written notice of termination to Tenant not less than one hundred eighty (180) days prior to the date of termination designated in the notice. In either of said events, Rent at the then current rate shall be apportioned as of the date of the termination. Notwithstanding anything to the contrary herein, the provision of this Section
14.01 shall not apply in the event only the skywalk or any portion thereof connected to the Building are taken by condemnation proceedings. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this Section shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.

                   ARTICLE XV. - COMPLETION AND ACCEPTANCE OF
                        PREMISES, MAINTENANCE AND REPAIR

15.01 Completion and Acceptance. Tenant has inspected the Premises, and agrees to accept them "as is". Except as otherwise specifically provided in this Lease, Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

15.02 Maintenance and Repair By Landlord. Landlord shall be responsible for maintaining and repairing the Premises and all improvements located thereon; Tenant shall have no obligation to make any repairs, perform any maintenance or improve or replace any portion of the Premises or any improvements now or hereafter located thereon, except as otherwise explicitly provided in this Lease. Landlord shall keep the parking area in good repair and condition, including periodic re-blacktopping as necessary. Landlord shall furnish and pay for the upkeep, maintenance, repair, replacement and periodic servicing of the mechanical and electrical systems, the fire sprinkler system, and overhead doors servicing the Premises. If Landlord fails to comply with the immediately preceding sentence, then Tenant may (but without any obligation to do so) enter into service and maintenance contracts providing for the periodic inspection and servicing of such equipment and systems, and if Tenant so elects, Landlord shall reimburse Tenant for the cost and expense of the service, inspection and repairs provided pursuant to such contracts. Notwithstanding the foregoing, Tenant shall not be obligated to perform any work which would not be considered a capital expenditure under generally accepted accounting principles or the Internal Revenue Code if the useful life of the item in question would extend beyond the Lease Term unless Landlord pays its proportionate share of such capital expenditure. At the end of the Lease Term, Tenant shall surrender possession of the Premises in good condition subject to reasonable wear and tear, changes and alterations and damage by fire, casualty and the elements. If Landlord fails to maintain the Premises as provided for herein, Tenant shall, after giving Landlord notice and a reasonable opportunity to correct such failure, have the right, but not the obligation, to perform such maintenance, in which event Landlord shall promptly reimburse Tenant for its costs in providing such maintenance or repairs. The provisions of this Section
15.02 are subject to the provisions of Sections 23.01 and 23.02.

                     ARTICLE XVI - LANDLORD'S RIGHT TO CURE

16.01 Landlord may, but shall not be obligated to, sure any default by Tenant, after giving Tenant reasonable notice and a reasonable opportunity to cure any defaults, including, but not limited to, tenant's failure to obtain insurance, make repairs, or satisfy lien claims, and whenever Landlord so elects, all costs and expenses paid by Landlord in curing any such default, including reasonable attorneys' fees, shall be so much Additional Rent due on demand, together with interest at the Interest Rate (as defined in Section 3.04).

           ARTICLE XVII - ALTERATIONS AND ADDITIONS, MECHANICS' LIENS

17.01 Alterations and Additions. Tenant shall not make any alterations, improvements, or additions to the Premises which would adversely affect the structural integrity of the Building without the prior written consent and approval of plans therefor by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any and all of such alterations, improvements, and additions shall be at the sole cost of Tenant and shall be done in accordance with Section 17.02 hereof. Alterations, improvements or additions so made upon the Premises, except moveable furniture, equipment, and trade fixtures placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease. If damage to the Premises or the Building shall be caused by moving any of such furniture, equipment, trade fixtures or improvements in or out of the Premises (other than minor damage such as holes caused by nails, screws and other fasteners), such damage shall be promptly repaired at the cost of Tenant.

17.02 Mechanic's Liens. Tenant shall not cause nor permit any mechanic's liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord's sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord's reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of any mechanic's or other liens attributable to Tenant being placed upon the Premises or the Building.

                           ARTICLE XVIII - INSURANCE

18.01 PUBLIC LIABILITY, PROPERTY DAMAGE INSURANCE. Landlord shall maintain in effect at all times during the Lease Term a "Commercial Liability Insurance" policy (Insurance Services Office form title), providing coverage on a "occurrence" rather than on a "claims made" basis, which policy shall include, but not be limited to, coverage for bodily injury, property damage, personal injury, contractual liability (applying to this Lease), independent contractors, and products and completed operations liability, or an equivalent form, so long as such equivalent form affords coverage which is at least as broad. Such policy shall name Landlord as an additional insured thereunder. Landlord shall maintain at all times during the Lease Term a total combined liability policy limit of at least $1,000,000 applying to the liability for bodily injury, personal injury and property damage, which total limit may be satisfied by the limit afforded under its commercial general liability policy or equivalent policy, or by such policy in combination with an umbrella policy, provided that the umbrella policy provides coverage at least as broad as that afforded by the underlying commercial general liability policy or equivalent policy, and provided further that Tenant is included as an additional insured thereunder. The provisions of this Section 18.01 are subject to the provisions of Sections 23.01 and 23.02.

18.02 INSURANCE ON PREMISES. Landlord shall, throughout the Lease Term, maintain "All Risk" property insurance, including loss of rents coverage, on the Building and other improvements located on the Premises in such amounts and with such deductibles as Landlord shall reasonably determine. While any building or other improvement is in the course of being constructed or rebuilt on the Premises, the aforesaid property insurance shall be in builder's risk completed value form, including coverage available on the so-called "all risk" non-reporting form of policy, for an amount equal to 100% of the insurable value of such building or other improvement. If the Premises include steam boilers or other equipment excluded from coverage pursuant to a boiler and machinery exclusion, Landlord shall maintain boiler and machinery insurance in an amount reasonably satisfactory to Landlord during the Lease Term. The provisions of this Section 18.02 are subject to the provisions of Sections
23.01 and 23.02.

18.03 INSURANCE ON TENANT'S PROPERTY. Tenant shall, throughout the Lease Term, maintain property insurance on all of Tenant's merchandise, trade fixtures, furnishing, operating equipment and personal property located on the Premises.

18.04 INSURANCE REQUIREMENTS. All such insurance shall:

         (A) Be written by an insurance company reasonably satisfactory to Landlord;

     (B) Name Landlord and others designated by Landlord as additional insureds or loss payees, as applicable, except that this clause shall not apply to the insurance required to be carried by Tenant pursuant to Section 18.03 above;

     (C) Provide for thirty (30) days prior written notice to Landlord of cancellation, restriction or reduction of coverage.

Tenant will deliver to Landlord proof of all policies evidencing the insurance required hereunder, and shall promptly furnish to Landlord, upon request, copies of all renewal notices and all receipts of paid premiums received by it. At least thirty (30) days prior to the expiration date of a required policy, Tenant shall deliver to Landlord a copy of a renewal policy in form reasonably satisfactory to Landlord.

18.05 Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord, its employees and agents harmless from and against all claims, actions, damages, liabilities and expenses in connection with loss of life, bodily and personal injury or damage arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees or by anyone permitted to be on the Premises by Tenant except if due to Landlord's negligence or misconduct. Tenant assumes all risks of and Landlord, its employees and agents shall not be liable for injury to person or damage to property resulting from the condition of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on or about the Premises, or from water, rain or snow which may leak into, issue or flow from any part of the Building. Tenant agrees at all times to defend, indemnify and hold Landlord harmless against all actions, claims, demands, costs, damages or expenses of any kind which may be brought or made against the Landlord or which the Landlord may pay or incur by reason of Tenant's occupancy of the Premises or Tenant's negligent performance of or failure to perform any of its obligations under this Lease. If Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold Landlord harmless from and shall pay all costs, expenses, and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

18.06 Waiver of Claims and Subrogation. Notwithstanding anything in this Lease to the contrary, each party (the "Releasing Party") hereby releases the other party (the "Released Party") from liability for any property damage which the Released Party would, but for this Section, have had to the Releasing Party resulting from the occurrence of any accident or casualty during the Lease

Term. Any insurance policy obtained by Landlord or Tenant shall recognize this Section and contain an appropriate waiver of subrogation clause.

                      ARTICLE XIX - DEFAULT AND REMEDIES

19.01 Events of Default. Any of the following shall constitute an Event of Default hereunder:

     (a) if any Rent due hereunder shall be unpaid for ten (10) days after Tenant receives written notice of such failure from Landlord.

     (b) if Tenant shall be in default in performing any of the covenants, terms and conditions of this Lease other than the provisions requiring the payment of Rent and Landlord shall give to Tenant notice in writing of such default, and if Tenant shall fail to cure such default within thirty (30) days after service of such notice, or, if the default is of such character as to require more than thirty (30) days to cure, Tenant shall fail to promptly commence such cure and continue thereafter at all times to use reasonable diligence in curing such default after services of such notice;

     (c) the making of an assignment or general arrangement for the benefit of creditors by Tenant or any guarantor of Tenant's obligations under the Lease;

     (d) the appointment of a receiver or trustee for all or substantially all the assets of Tenant or any guarantor of Tenant's obligations under this Lease and such receivership shall not have been terminated or stayed within the time permitted by law;

     (e) the attachment, execution or other judicial seizure of Tenant's interest in this Lease where such seizure is not discharged within thirty
     (30) days.

19.02 Remedies Upon An Event of Default. Upon the occurrence of any Event of Default, Landlord may, at its option:

     (A) Without such action constituting a waiver of the default, do whatever Tenant is obligated to do under this Lease and enter the Premises without being liable to prosecution or claim for damages in order to accomplish such purpose, and if Landlord by reason of such default pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be immediately due and payable from Tenant to Landlord, which sum shall be Additional Rent.

     (B) By written notice to Tenant, terminate this Lease. Landlord, upon such termination, shall be entitled to recover, as liquidated damages and not as a penalty, a sum of money equal to the value of the Rent provided herein to be paid by Tenant to Landlord for the remainder of the Lease Term, less the fair rental value of the Premises for such period.

         (C) Whether or not Landlord terminates the Lease, re-enter and take possession of the Premises, by summary proceedings or by any other appropriate legal action or proceedings, without such re-entry working a forfeiture of the Lease and the rentals due hereunder, in which event Landlord may, but shall be under no obligation so to do, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Lease Term, and the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). Landlord may, for the purposes of such reletting, decorate or make any repairs, changes, alterations and additions in or to the Premises as may be commercially reasonable to accommodate such reletting. If Landlord does not relet the Premises, Tenant shall pay to Landlord as and when due the Rent and other sums provided herein to be paid by Tenant for the remainder of the Lease Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decoration, repairs, changes, alterations and additions not chargeable to or paid by the subsequent tenant, the expenses of such reletting and the collection of the rent accruing therefrom to satisfy the total Rent herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord, on demand, any deficiency, and Tenant agrees that Landlord may, from time to time, file suit to recover any sums falling due under the terms of this Section.

         No repossession as described above shall be deemed a termination of this Lease unless Landlord shall notify Tenant in writing of its intention to terminate this Lease, nor shall any such repossession without termination be deemed a waiver on the part of Landlord of its right to thereafter at any time terminate this Lease and proceed against Tenant for damages arising out of the breach of this Lease.

19.03 Remedies Cumulative. All rights and remedies provided in this Lease of Landlord's protection shall be cumulative and in addition to any other rights and remedies provided by law, Landlord shall be entitled to recover from Tenant its reasonable attorneys' fees incurred by enforcing its rights hereunder.

19.04 No Waiver. No waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

19.05 No Reinstatement. No receipt of money by Landlord from Tenant after the expiration or termination of this Lease, or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand or suit.

19.06 DEFAULT UNDER MORTGAGE. If Landlord shall be in default in performing any of the covenants, terms and conditions under any mortgages against the Premises executed by Landlord, and the holder of any of said mortgages commences foreclosure proceedings, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord unless, however, such mortgage or the applicable subordination, non-disturbance and attornment agreement provide that the mortgagee, in the event of acquiring title to the Premises through foreclosure, power of sale, deed in lieu of foreclosure or equivalent, shall recognize the validity of this Lease and shall honor the rights of the Tenant hereunder so long as Tenant is not in default of this Lease and agrees to attorn to such mortgagee as if it were the original landlord hereunder. Notwithstanding anything to the contrary contained in this Lease or in any other document, by virtue of that certain Subordination, Non-Disturbance and Attornment Agreement (the "SNDA") among Landlord, Tenant and Jefferson Pilot Financial Insurance Company ("Lender"), Tenant's right to terminate this Lease under this Section 19.06 shall be of no force and effect as to, and shall not be applicable to, or binding upon: the "Mortgage" or "Deed of Trust" (as defined in the SNDA) and/or any document related thereto; Lender; any "New Owner" (as defined in the SNDA) and/or any document related thereto; Lender; any "New Owner" (as defined in the SNDA); and/or any legal representative, successor or assign of Lender and or any New Owner.

19.07 MITIGATE DAMAGES. Notwithstanding anything to the contrary in this Lease, Landlord shall use reasonable efforts to mitigate any damages that Landlord would otherwise sustain by reason of any default by Tenant in the performance of Tenant's obligations under this Lease.

                              ARTICLE XX - NOTICES

20.01 Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly served if hand-delivered or sent by overnight or by certified mail, return receipt requested, postage prepaid, if to Landlord, at the place where rent is payable, and if to Tenant, at the Premises. The date of such hand-delivery or mailing shall be deemed the date of service.

                      ARTICLE XXI - RIGHT OF FIRST REFUSAL

21.01 GRANT. In consideration of this Lease, Landlord grants to tenant the Right of First Refusal with respect to the Premises, on the terms set forth in this Article XXI, provided, however, that such Right of First Refusal is subject to any mortgage placed on the Premises by Landlord.

21.02 NOTICE. If Landlord decides to place the Premises on the market for sale, Landlord agrees that it will notify Tenant of its intention to sell the Premises, but this sentence creates no obligation whatsoever to sell to Tenant at any time or at any price or terms. If Landlord receives a bona fide written offer ("Offer") to purchase the Premises which Landlord desires to accept, Landlord shall notify Tenant in writing ("the "Notice") of the Offer. The Notice shall be accompanied by the Offer.

21.03 ACCEPTANCE. Tenant shall have a period (the "Acceptance Period") of thirty
(30) days in which to accept the Offer. Tenant's acceptance of the Offer shall be made by written notice to Landlord, accompanied by an earnest money payment by certified or cashier's check or by wire transfer of immediately available funds, in an amount equal to the earnest money specified in the Offer. Upon such valid acceptance, Tenant and Landlord shall enter into a purchase agreement substantially in the form of the Offer. If the Offer includes a condition precedent of the offerer's ability to obtain financing, Tenant shall also have the benefit of such condition, but if Tenant then fails to obtain financing, the earnest money tendered to Landlord shall be retained by Landlord in consideration for Landlord's foregoing the opportunity to close in accordance with the original Offer.

21.04 REJECTION. If Tenant does not accept the Offer within the Acceptance Period, Tenant shall be deemed to have rejected the Offer, and thereupon Landlord shall be free to sell the Premises substantially in accordance with the terms of the Offer. In such case, Tenant shall, at Landlord's request, execute and deliver to Landlord a release, quit claim deed or other instrument to evidence that the Right of First Refusal has expired.

21.05 EXPIRATION OF RIGHT. The Right of First Refusal shall expire on the earlier to occur of the following:

      (A) The termination of this Lease for any reason.

      (B) The termination of the purchase agreement due to the default of Tenant.

      (C) The sale of the Premises by Landlord in accordance with the terms of an Offer which has been rejected by Tenant as described in Section 21.04 hereof.

21.06 CONDITIONS PRECEDENT. It is a condition precedent to the effective exercise by Tenant of the Right of First Refusal granted herein that at the time of the exercise, there shall be no Event of Default by Tenant under this Lease. It is a condition precedent to Landlord's obligation to close on the purchase after the exercise of the Right of First Refusal that as of the closing date, Tenant shall have paid all Rent accruing hereunder through the closing date. The purchase agreement shall provide that if all such Rent is not paid on or before the scheduled closing date, such failure on the part of Tenant shall constitute a breach of the purchase agreement, entitling Landlord to terminate the purchase agreement and retain the earnest money payment.

                          ARTICLE XXII - MISCELLANEOUS

22.01 PERSONS BOUND. The agreements, convenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Tenant, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrance or subtenant of Tenant.

22.02 Partial Invalidity. If any term, covenant, condition or provision of Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.03 Captions. The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies, partnerships, trusts or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

22.04 No Option. Submission of this instrument for examination does not constitute a reservation of nor option for the Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

22.05 Consents and Approval. If any provision or this Lease requires Landlord's or Tenant's consent or approval, Landlord or Tenant shall not unreasonably or arbitrarily withhold, condition or delay such consent or approval. If any provision of this Lease requires Landlord or Tenant to do anything to the satisfaction of the other party, the party whose satisfaction must be obtained shall not unreasonably or arbitrarily refuse to state its satisfaction with such action. If either party decides to deny such consent or approval, or to withhold its statement of satisfaction with the other party's performance, it shall simultaneously state its reasons for doing so. If either party shall request the other party's consent, approval or statement of satisfaction with respect to any matter hereunder, the other party's failure to reply to such request within ten (10) days (or other time period set forth elsewhere in this Lease) after delivery to the other party of copies of all necessary information and documents that are available and necessary or appropriate to enable the other party to decide whether to grant such consent, approval or statement of satisfaction shall be deemed a consent, approval or statement of satisfaction, as the case may be.

22.06 Applicable Law. This Lease, its interpretation and enforcement shall be governed by the laws of the State of Nebraska.

22.07 Short Form. Landlord and Tenant agree that neither shall record this Lease; provided, however, that the parties hereto agree that each will at the request of the other execute, acknowledge and deliver a memorandum of lease, in recordable form, describing the parties hereto, the Premises and the Lease Term. Preparation, recording and similar charges and taxes shall be paid for by the party requesting such memorandum of lease.

     22.08 Financial Statements. Tenant has afforded the Landlord the right of inspection of its financial statements, and agrees that from time to time in connection with the sale or mortgage of Landlord's interest in Premises, it will disclose its financial statements to the proposed lender or purchaser; provided, that such financial statements shall be limited to such information required to be filed by Tenant under applicable securities regulations.

22.09 Landlord's Liability. Tenant shall look solely to the then interest of Landlord in the Premises, or the interest in the Premises of any successor in interest to Landlord, as owner of the Premises, for the satisfaction of any remedy of Tenant for Landlord's breach of this Lease or failure to perform any of Landlord's obligations under this Lease, express or implied, or under any law. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or member, officer, director, stockholder, partner or agent of Landlord or of any such principal), nor any successor of any of them, shall have any personal liability for any such breach or failure under this Lease or otherwise.

                         ARTICLE XXIII - REIMBURSEMENT

23.01 Reimbursement of Tenant by Landlord. Tenant shall have the right (without the obligation) to perform the obligations of the Landlord under Sections 3.02, 6.01, 15.02, 18.01, and 18.02 herein. In the event Tenant incurs expenses in fulfilling one or more obligations of the Landlord under any of the foregoing Sections, Landlord shall reimburse Tenant for the cost and expense incurred by Tenant in performing such obligations, subject to the limitations set forth herein. Tenant shall submit to Landlord, on a monthly basis during the Lease Term, copies of invoices paid by Tenant hereunder or other reasonable evidence of such payments and Landlord shall pay to Tenant the amount of such invoices and/or other payments within thirty (30) days after receipt thereof. Landlord shall not be obligated to reimburse Tenant for expenses hereunder in the event (i) such reimbursement will cause the Annual Obligation Limit (defined in Section 24.01 below) to be exceeded or (ii) Tenant has failed to pay the Base Rent.

23.02 Limitation on Landlord's Obligations. Notwithstanding anything to the contrary contained herein, the total cost to Landlord of performing its obligations under this Lease, including but not limited to real estate taxes, insurance, repairs and maintenance, and utilities and services (including any payments made to Tenant as reimbursement therefor), shall not exceed the following annual amounts for any Lease Year:

             LEASE YEARS                 ANNUAL OBLIGATION AMOUNT

                  1-5                            $540,000
                 6-10                            $594,000
                11-15                            $653,400
                16-20                            $718,740

Any amounts in excess of the Annual Obligation Limit shall be assumed, and paid, by Tenant as Additional Rent or paid to Landlord as Additional Rent in accordance with Section 3.3 hereof. The Annual Obligation Limit (and Tenant's obligation to pay any amount in excess thereof) shall apply during any holdover period under Section 11.01 hereunder. In the case of a partial lease year, Landlord's Annual Obligation Limit shall be prorated on a per diem basis.

                        ARTICLE XXIV - ENTIRE AGREEMENT

24.01 This Lease together with Exhibits attached hereto contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provision of this Lease shall be applicable to and binding upon such tenants jointly and severally.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the date and year hereinabove set forth.

                                        LANDLORD:

                                        IRET PROPERTIES,
                                        a North Dakota Limited Partnership


                                        By:        /s/ Thomas A. Wentz
                                           -------------------------------------
                                        Name:      THOMAS A. WENTZ
                                             -----------------------------------
                                        Title:      Vice President
                                              ----------------------------------


                                        TENANT:

                                        AMERITRADE HOLDING
                                        CORPORATION, a Delaware corporation


                                        By:     /s/ Susan M. Hohman
                                           -------------------------------------
                                        Name:   SUSAN M. HOHMAN
                                             -----------------------------------
                                        Title:  VP, Infrastructure & Facilities
                                              ----------------------------------

                                   EXHIBIT A

                            Commitment No. C98-7427

That part of the NW1/4 of the NE1/4 of Section 4, Township 14 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, described as follows: Commencing at the NE corner of said NW 1/4 of the NE1/4; thence southerly on the East line of said NW 1/4 of the NE1/4 83.00 feet; thence N 89 degrees 10'18" W (assumed bearing) on a line 83.00 feet South of and parallel to the North line of said NW1/4 of the NE1/4, 667.60 feet to the point of beginning, said point being 654.78 feet East of West line of said NW 1/4 of the NE 1/4; thence S 00"28'30" W on a line 654.78 feet East of and parallel to the West line of said NW1/4 of the NE1/4, 574.68 feet; thence N 89 degrees 18'20" W (recorded) N 89 degrees 15'43" W (measured), 571.79 feet to a point on the Easterly R.O.W. line of 102nd Street, said point being 83.00 feet East of the West line of said NW1/4 of the NE1/4; thence N 00 degrees 28'30" E on a line
83.00 feet East of and parallel to the West line of said NW1/4 of the NE1/4 and the Easterly R.O.W. line of said 102nd Street, 475.55 feet to a point of curve; thence Northeasterly on a curve to the right (radius 99.38 feet, chord bearing N 45 degrees 39'06" E, chord distance 140.98 feet), an arc distance of 156.73 feet to a point of tangency, said point being on the Southerly R.O.W. line of "F" Street and 83.00 feet South of the North line of said NW 1/4 of the NE 1/4; thence S 89 degrees 10'18" E on a line 83.00 feet South of and parallel to the North line of said NW1/4 of the NE1/4 and the Southerly R.O.W. line of said "F" Street, 471.80 feet to the point of beginning;

Together with non-exclusive easement rights reserved in Warranty Deed dated September 30, 1974, filed October 17, 1974 in Book 1511 at Page 347 of the Deed Records of Douglas County, Nebraska.

                                  EXHIBIT "B"

LEASE TERM YEARS                                      ANNUAL RENT
----------------                                      -----------
      1-5                                            $1,288,000.00
      6-10                                           $1,416,800.00
     11-15                                           $1,558,480.00
     16-20                                           $1,714,328.00